SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 1, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

     (a)  The Registrant issued the following press release on May 1, 2000:


For Immediate Release

                 COURT GIVES PRELIMINARY APPROVAL TO SETTLEMENT
                        OF CLASS ACTION BY RICE PRODUCERS

         (Omaha, Nebraska, May 1, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) announced that the United States District Court in Little Rock, Arkansas today entered an Order finding a proposed settlement in Wallace, et al. vs. American Agrisurance, Inc., et al. to be "within the range of possible final judicial approval." The Order directs that a notice describing the proposed settlement be mailed to each of the approximately 6,000 rice producers who applied last year for the Company's supplemental crop insurance. The Court also set June 30, 2000 as the date for a hearing to consider final approval of the settlement.

         Under the proposed settlement, rice farmers who applied for and did not receive supplemental crop insurance at 3 cents per pound would share in a settlement fund of $3.7 million. The Order appoints Lawrence Dawson, a retired Arkansas Circuit Court judge, as a Settlement Master and directs that, following final approval of the proposed settlement, Judge Dawson allocate the settlement fund among members of the proposed settlement class who submit claim forms. The Order was based on a Stipulation for Settlement approved by all parties to the Wallace suit.

         The Stipulation notes that the recent denial of class certification did not preclude filing of additional class and individual actions against the defendants. In the Stipulation Acceptance said it was settling the case "solely to avoid further litigation expense and inconvenience, and to remove the distraction of burdensome and protracted litigation." The Company also noted that a broad cross-section of rice producers would benefit from the settlement, including some who did not purchase insurance for their 1999 rice crop.

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

Kim R. Gibson                           J. Michael Gottschalk
President                               General Counsel and Secretary
American Agrisurance                    Acceptance Insurance Companies Inc.
800 999 7475                            800 228 7217

     (b)  The Registrant issued the following press release on May 3, 2000:

     For Immediate Release

                       ACCEPTANCE INSURANCE COMPANIES INC.
                         ANNOUNCES FIRST QUARTER RESULTS

         (Omaha, Nebraska, May 3, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that for the three months ended March 31, 2000 the Company had a net after-tax loss of $1.9 million, or $0.13 per share. This compares with net after-tax income of $3.0 million or $0.21 per share for the three months ending March 31, 1999.

         The reported results include a pre-tax charge of $4.0 million for the three months ended March 31, 2000 in conjunction with settlement of the rice producers' class action suit preliminarily approved May 1, 2000.

         Acceptance CEO John Martin said, "In April we completed a definitive agreement with Clarendon National Insurance Company to create a new partnership for the continued development of our specialty program business. The end of the first quarter also marked the end of our commitment to provide and renew coverages formerly originated as part of our Scottsdale operation and we also sold the renewal rights for our 'long-haul' trucking business. These actions conclude our previously announced plan to sell various books of unprofitable business."

         Martin added, "While we continue to address and bring closure to issues that contributed to our unacceptable 1999 results, we also are moving forward with new initiatives and have approved two new property and casualty programs that we expect to begin writing in the third quarter of this year. In addition, we are pleased with our Spring crop sales season, although we will not be able to quantify the sales volume until planting is complete and we receive actual acreage reports this Summer. Furthermore, we are continuing our commitment to innovation and new product development."

         The Company will hold a conference call for interested parties at 10:30 a.m. EDT, Thursday, May 4, 2000. The Company's conference call may be accessed at 212 231 6024 five to 10 minutes before the call begins. The conference call also will be available on PostView from 12:30 p.m. EDT, May 4 to 5:00 p.m. EDT, May 5. To access PostView, dial 800 633 8284 and enter reservation 15092982.

         Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         This release includes forward-looking statements with respect to the Company's underwriting intentions and crop insurance sales results. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements, including factors noted in the Company's Form 10K for the year ended December 31, 1999, which are incorporated herein by reference.

Contacts:

John E. Martin                               J. Michael Gottschalk
President and Chief Executive Officer        General Counsel and Secretary
800 228 7217                                 800 228 7217

                       ACCEPTANCE INSURANCE COMPANIES INC.
               for the three months ended March 31, 2000 and 1999
                      (in thousands, except per share data)

                                                                                   2000                      1999
                                                                                 _________                _________
Gross premiums written                                                           $116,046                 $126,114
Ceded premiums written                                                            (77,264)                 (75,062)
                                                                                 _________                _________
  Net premiums written                                                           $ 38,782                 $ 51,052
                                                                                 =========                =========

Revenues:
  Insurance premiums earned                                                        52,396                   53,571
  Net investment income                                                             5,418                    6,244
  Net realized capital gains                                                        1,565                    2,480
                                                                                  ________                _________
                                                                                   59,379                   62,295
                                                                                  ________                _________

Costs and expenses:
  Costs of revenues:
    Insurance losses and loss adjustment
      expenses                                                                     39,713                   36,876
    Insurance underwriting expenses                                                20,299                   18,168
  General and administrative expenses                                                 489                      553
                                                                                  ________                _________
                                                                                   60,501                   55,597
                                                                                  ________                _________
Operating profit (loss)                                                            (1,122)                   6,698
                                                                                  _________               _________
Other income (expense):
  Interest expense                                                                 (2,168)                  (2,390)
  Other, net                                                                          -                         14
                                                                                   ________                _________
                                                                                   (2,168)                  (2,376)
                                                                                   ________                _________

Income (loss) before income taxes and cumulative
  effect of change in accounting principle                                         (3,290)                   4,322
Income tax expense (benefit)                                                       (1,400)                     960
                                                                                   ________                 ________

Income (loss) before cumulative effect of change
  in accounting principle                                                          (1,890)                   3,362

Cumulative effect of change in accounting
  principle                                                                            -                      (338)
                                                                                   ________                  ________

Net income (loss)                                                                $ (1,890)                $  3,024
                                                                                 ===========              ==========

Income (loss) per share before cumulative effect of
  change in accounting principle:
    Basic                                                                        $   (.13)                $    .24
                                                                                 ===========              ==========
    Diluted                                                                      $   (.13)                $    .23
                                                                                 ===========              ==========

Net income (loss) per share:
    Basic                                                                        $   (.13)                $    .21
                                                                                 ===========              ==========
    Diluted                                                                      $   (.13)                $    .21
                                                                                 ===========              ==========

Shares:
    Basic                                                                          14,285                   14,241
                                                                                 ==========               ==========
    Diluted                                                                        14,285                   14,342
                                                                                 ==========               ==========

Ratios - GAAP:
  Loss                                                                               75.8%                    68.8%
  Expense                                                                            38.7%                    33.9%
                                                                                  _________               __________
    Combined                                                                        114.5%                   102.7%
                                                                                  =========               ==========



                                                                                 March 31,                March 31,
                                                                                   2000                     1999
                                                                                ___________              ___________
Total Investments                                                                $407,941                 $502,518
Net Reserves for Losses and LAE                                                   267,585                  272,311
Total Equity                                                                      181,140                  235,550
Book Value per Share                                                             $  12.67                 $  16.54

     (c) The Registrant's Chief Financial Officer, Georgia M. Mace, has informed the Registrant that she intends to resign all positions with the Registrant and its subsidiaries effective June 1, 2000 to pursue other opportunities. Currently, the Registrant is searching for a new Chief Financial Officer.

     (d) Kenneth C. Coon, President of two subsidiaries of Registrant, resigned from all positions with the Registrant effective April 14, 2000. John E. Martin, President and Chief Executive Officer of Registrant, has been appointed President of these two subsidiaries.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    May 3, 2000